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                                                                   Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 26, 1999, except for Note 16, as to which the date is June 7, 1999 and Note 15, as to which the date is November 15, 2001, relating to the consolidated financial statements and financial statement schedule of ManTech International Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading ''Experts'' in such Registration Statement.

PricewaterhouseCoopers LLP

McLean, Virginia
January 28, 2002

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